UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2011

ELECTROMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW
New Prague, MN 56071

Address of Principal Executive Offices)(Zip Code)

(952) 758-9299

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

On December 30, 2011, Electromed, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Amended and Restated Credit Agreement dated November 8, 2011 (the “Agreement”) with U.S. Bank National Association (the “Bank”). The Amendment extends the termination date of the Agreement by one year, to December 31, 2013. The Amendment also revises the Agreement’s definition of Applicable Margin from 2.75% to 3.08%. All other material terms of the Agreement remain unchanged. In connection with the Amendment, Electromed Financial, LLC, a subsidiary of the Company, issued a reaffirmation of guaranty (the “Reaffirmation”) to the Bank.

The foregoing description of the material terms of the Amendment and Reaffirmation does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Amendment and Reaffirmation, which will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electromed, Inc.

Date: January 6, 2012	By:	/s/ Jeremy Brock
	Name:	Jeremy Brock
	Title:	Chief Financial Officer